EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated December 14, 2015, with respect to the statement of condition including the related portfolio of American Innovation Leaders Portfolio 2015-4 (included in Invesco Unit Trusts, Series 1612) as of December 14, 2015, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-207281) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
December 14, 2015